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                                                                   EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, dated as of this 5th day of December, 1997, between EXOTIC MATERIALS, INC., a California corporation (the "Company"), and Dick Sharman ("Employee");

                             W I T N E S S E T H :

     1.   Employment.
          The Company employs Employee, and Employee accepts such employment, upon the terms hereinafter set forth. This agreement supersedes all prior arrangements between the Company and Employee.

     2.   Term.
          Subject to the provisions for termination as hereinafter provided, the term of this agreement shall run until the end of the month in which Employee reaches age 65.

     3.   Compensation.
          For the services to be rendered by Employee under this agreement, and for the disclosure, assignment and transfer by Employee to the Company of all proprietary rights of Employee in ideas, designs, techniques, processes, trademarks, inventions and improvements, as provided in Paragraph 5, the Company shall pay Employee a salary of $199,200 per year, payable bi-weekly, less income tax withholdings and other normal employee deductions in accordance with existing Company policy regarding salaries and benefits. The Board of Directors of the Company shall review Employee's salary on an annual basis on the occasion of the annual organizational meeting, and shall increase such salary from the amount determined to be paid during the prior annual period in an amount to be determined in the sole discretion of the Board of Directors.

          During the period of his employment, Employee will be reimbursed for reasonable vouchered traveling, subsistence, and other expenses in accordance with existing policy of the Company.
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     4.   Duties.

          Employee shall be employed as a Senior Executive of the Company. For the purposes of this agreement, "Senior Executive" is defined as an employee who is, has been, or is eligible to be a member of the Board of Directors.

          Employee shall devote his full productive time, energy, and ability to the Company's business, including that of its affiliates. Without the prior express authorization of the Board of Directors of the Company, Employee shall not, directly or indirectly, during the term of this agreement:

          (a) Render services of a business, professional, or commercial nature to any other person or firm, whether for compensation or otherwise; or

          (b) Engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner, or as an officer, director, employee, or holder of more than 10% of the capital stock of any class of any other corporation.

          Notwithstanding the above, the parties acknowledge that Employee may serve on the Board of Directors of Irvin Aerospace Inc., and may undertake any other activity as may be approved by the Company's Board of Directors from time to time.

     5.   Ownership of Intangibles.

          Employee grants and assigns to the Company and its successor or nominee all of his right, title and interest in and to any ideas, designs, techniques, processes, trademarks, inventions, and improvements, together with all patents that are pending or that have been issued in the United States and in all foreign countries ("Proprietary Rights"), of whatsoever nature, whether or not within the scope of the Company's business and whether conceived by Employee alone or with others, which Employee at any time heretofore has invented, developed, or improved or caused to be invented, developed, or improved during

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the course of his employment with the Company. All such Proprietary Rights shall be the sole and exclusive property of the Company and shall remain as such, notwithstanding the subsequent termination of this agreement as hereinafter provided.

          From and after the date hereof, Employee will promptly disclose and assign to the Company all right, title, and interest of Employee in and to any and all ideas, designs, techniques, processes, trademarks, inventions, and improvements, together with all patents that may be issued thereon in the United States and in all foreign countries, if within the scope of the Company's business or relating to any experimental work carried on by the Company or to any problems specifically assigned to Employee, conceived by him alone or with others during the term of this agreement, and whether or not conceived during regular working hours. Employee further agrees to promptly disclose and assign to the Company all right, title, and interest of Employee in and to any such ideas, designs, techniques, processes, trademarks, inventions, and improvements, together with all patents that may be issued thereon in the United States and in all foreign countries, which Employee may invent, develop or improve, or cause to be invented, developed, or improved, within a period of six (6) months after the termination of Employee's employment with the Company. All such ideas, designs, techniques, processes, trademarks, inventions, and improvements shall be the sole and exclusive property of the Company.

          In the event any such aforementioned idea, design, technique, process, invention, or improvement shall be deemed by the Company to be patentable, Employee shall, at the expense of the Company, assist the Company to obtain a patent or patents thereon and execute all documents and do all of the things necessary or proper to obtain patents or letters patent and to vest the Company with full title thereto.

          The word "invent" as herein used includes "make," "discover," "manufacture," or "produce," or any of them, and "invention" includes the phrase "any new or useful original art, machine, methods of manufacture, process, composition of matter, design, or configuration of any kind".



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     6.   Unfair Competition.

          In the course of his employment, Employee will have access to confidential records, data, formulae, specifications, customer lists, and secret information owned by the Company and used in the course of its business. During his employment by the Company and thereafter, Employee will not directly or indirectly disclose or use any such information, except for the benefit of the Company and in the course of and within the scope of his employment by the Company. All records, files, drawings, documents, equipment, and the like relating to the Company's business, which Employee shall prepare or use or will come into contact with, shall remain the Company's sole property and shall not be removed from the Company's premises without its written consent.

     7.   Termination.

          The Company shall have the right to terminate this agreement for good cause upon written notice given to Employee, and thereafter the Company shall have no further liability or obligation to Employee hereunder.

     8.   Merger or Reorganization.

          This agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this agreement shall be binding on and shall inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred.

     9.   Non-Assignability.

          The obligations of Employee hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment, or transfer.




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     10.  Amendment.
          This instrument contains the entire agreement of the parties. It may not be changed orally but only by a written document signed by Employee if it is against Employee whom enforcement of any waiver, change, modification, extension, or discharge is sought and signed by an officer of the Company pursuant to a resolution of the Board of Directors of the Company if it is the Company against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     11.  Governing Law.
          This agreement is executed in, and shall be governed by the laws of, the State of California.

     IN WITNESS WHEREOF, the parties have executed this agreement on the date hereinabove set forth.

                                        EXOTIC MATERIALS, INC.

                                        By: /s/ ROBERT P. PERKINS
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                                           Robert P. Perkins
                                           Treasurer & Chief Financial Officer


                                        EMPLOYEE

                                        /s/ DICK SHARMAN
                                        ---------------------------------
                                        Dick Sharman



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